Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2017 Results

INDIANAPOLIS, September 23, 2016 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended August 27, 2016.

For the thirteen weeks ended August 27, 2016:

●	Consolidated net sales were $509.4 million, an increase of 5.4% over the prior year period.

●	Finish Line comparable store sales increased 5.1%.

●	Diluted income per share was $0.53.

“Following a solid start to the year, our comparable store sales accelerated during the second quarter,” said Sam Sato, Chief Executive Officer of Finish Line. “The combination of top-line growth and disciplined expense management allowed us to partially offset the planned gross margin pressure from our successful inventory reduction actions and deliver earnings in-line with expectations. With our enhanced supply chain now operating efficiently, our focus shifts to streamlining our organizational structure to optimize productivity, adapt more quickly to market changes and better serve our customers. I am pleased with how we continue to execute our plan for fiscal 2017 while at the same time taking the necessary steps to position the company for long-term profitable growth.”

Finish Line also announced that the Board of Directors has approved an updated timetable for Glenn Lyon’s transition to non-executive chairman of the Board of Directors effective today.

“Throughout our multi-year succession plan, Glenn and Sam worked diligently to develop a seamless and effective transition plan leading us to today,” said Bill Carmichael, lead director of The Finish Line, Inc. board. “With their continued collaboration and a fully immersed leadership team focused on Finish Line’s growth and profitability, we reached this transition quicker than originally anticipated.”

Lyon added, “As I step into the exclusive role of non-executive chairman, I am confident that Sam and the entire executive leadership team have a clearly defined focus on excelling at the fundamentals that will drive results for our short- and long-term strategic initiatives.”

Balance Sheet

As of August 27, 2016, consolidated merchandise inventories increased 1.6% to $372.3 million compared to $366.3 million as of August 29, 2015.

The company repurchased 1.0 million shares of common stock in the second quarter, totaling $21.3 million. The company has 5.3 million shares remaining on its current Board authorized repurchase program.

As of August 27, 2016, the company had no interest-bearing debt and $114.3 million in cash and cash equivalents.

Outlook

For the fiscal year ending February 25, 2017, the company still expects Finish Line comparable store sales to increase in the 3% to 5% range and diluted earnings per share to be between $1.50 and $1.56.

Q2 Fiscal 2017 Conference Call Today, September 23, 2016 at 8:30 a.m.

The company will host a conference call for investors today, September 23, 2016, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (US and Canada) or 660-422-4970 (International), conference ID #78268086. The live conference call will also be accessible online at www.finishline.com. A replay of the conference  call can be accessed approximately two hours following the completion of the call  by dialing 855-859-2056, conference ID #78268086. This recording will be made  available through Sunday, October 23, 2016. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures including operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The  Finish Line, Inc. is a premium retailer of athletic shoes, apparel and  accessories. Headquartered in Indianapolis, Finish Line has approximately 980 Finish Line branded locations primarily in U.S. malls and shops inside Macy's  department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style.  Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line  on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and "like" Finish  Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find  store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish  Line also operates JackRabbit (previously referred to by the company as Running  Specialty Group), which includes 70 specialty running stores in 17 states and  the District of Columbia under the JackRabbit, The Running Company, Run On!,  Blue Mile, Boulder Running Company, Roncker's Running Spot, Running Fit, VA  Runner, Capital RunWalk, Richmond RoadRunner, Garry Gribble's Running Sports,  Run Colorado, Raleigh Running Outfitters, Striders and Indiana Running Company  banners. More information is available at www.jackrabbit.com orwww.boulderrunningcompany.com. Follow the latest  about the brand on Twitter at Twitter.com/JackRabbit or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 27, 2016	August 29, 2015	August 27, 2016	August 29, 2015
Net sales	$509,403	$483,150	$962,918	$926,544
Cost of sales (including occupancy costs)	349,929	323,943	663,633	628,361
Gross profit	159,474	159,207	299,285	298,183
Selling, general, and administrative expenses	124,224	117,604	249,123	234,061
Impairment charges and store closing costs	336	160	371	328
Operating income	34,914	41,443	49,791	63,794
Interest (expense) income, net	(32)	1	(26)	(1)
Income before income taxes	34,882	41,444	49,765	63,793
Income tax expense	12,807	15,583	18,064	24,198
Net income	22,075	25,861	31,701	39,595
Net loss attributable to redeemable noncontrolling interest	—	41	—	96
Net income attributable to The Finish Line, Inc.	$22,075	$25,902	$31,701	$39,691
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.53	$0.57	$0.75	$0.86
Diluted weighted average shares	41,122	45,207	41,506	45,463
Dividends declared per share	$0.10	$0.09	$0.20	$0.18

Finish Line store activity for the period:
Beginning of period	586	624	591	637
Opened	4	3	5	5
Closed	(5)	(7)	(11)	(22)
End of period	585	620	585	620
Square feet at end of period			3,249,455	3,395,611
Average square feet per store			5,555	5,477
Branded shops within department stores activity for the period:
Beginning of period	392	395	392	395
Opened	—	—	—	—
Closed	(1)	(1)	(1)	(1)
End of period	391	394	391	394
Square feet at end of period			509,880	448,861
Average square feet per shop			1,304	1,139
JackRabbit store activity for the period:
Beginning of period	71	76	72	71
Acquired	—	—	—	4
Opened	—	—	—	1
Closed	(1)	—	(2)	—
End of period	70	76	70	76
Square feet at end of period			255,758	275,571
Average square feet per store			3,654	3,626

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 27, 2016	August 29, 2015	August 27, 2016	August 29, 2015
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	68.7	67.0	68.9	67.8
Gross profit	31.3	33.0	31.1	32.2
Selling, general, and administrative expenses	24.4	24.4	25.9	25.3
Impairment charges and store closing costs	0.1	—	—	—
Operating income	6.8	8.6	5.2	6.9
Interest (expense) income, net	—	—	—	—
Income before income taxes	6.8	8.6	5.2	6.9
Income tax expense	2.5	3.2	1.9	2.6
Net income	4.3	5.4	3.3	4.3
Net loss attributable to redeemable noncontrolling interest	—	—	—	—
Net income attributable to The Finish Line, Inc.	4.3%	5.4%	3.3%	4.3%

	Condensed Consolidated Balance Sheets
	August 27, 2016	August 29, 2015	February 27, 2016
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$114,301	$100,234	$79,495
Merchandise inventories, net	372,263	366,335	376,506
Other current assets	36,254	44,263	65,352
Property and equipment, net	249,987	278,405	243,393
Goodwill	44,029	44,507	44,029
Other assets, net	8,487	9,101	8,773
Total assets	$825,321	$842,845	$817,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$245,570	$183,427	$221,187
Deferred credits from landlords	34,001	31,503	32,327
Other long-term liabilities	30,556	37,236	36,390
Shareholders’ equity	515,194	590,679	527,644
Total liabilities and shareholders’ equity	$825,321	$842,845	$817,548

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 27, 2016		August 29, 2015		August 27, 2016		August 29, 2015
Operating income, GAAP	$34,914	6.8%	$41,443	8.6%	$49,791	5.2%	$63,794	6.9%
Impairment charges and store closing costs	336	0.1	160	—	371	—	328	—
Operating income, Non-GAAP	$35,250	6.9%	$41,603	8.6%	$50,162	5.2%	$64,122	6.9%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 27, 2016		August 29, 2015		August 27, 2016		August 29, 2015
Net income attributable to The Finish Line, Inc., GAAP	$22,075	4.3%	$25,902	5.4%	$31,701	3.3%	$39,691	4.3%
Impairment charges and store closing costs, net of income taxes	207	0.1	98	—	228	—	202	—
Net income attributable to The Finish Line, Inc., Non-GAAP	$22,282	4.4%	$26,000	5.4%	$31,929	3.3%	$39,893	4.3%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 27, 2016	August 29, 2015	August 27, 2016	August 29, 2015
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.53	$0.57	$0.75	$0.86
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	—	—	0.01	0.01
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.53	$0.57	$0.76	$0.87
 Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914